CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sit Mid Cap Growth Fund, Inc., do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Sit Mid Cap Growth Fund, Inc. for the period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Sit Mid Cap Growth Fund, Inc. for the periods presented in the report.

/s/ Roger J. Sit - - - - - - - - - - - - - - - - - - - - - - -	/s/ Paul E. Rasmussen - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Roger J. Sit	Paul E. Rasmussen
Chairman	VP, Treasurer
Sit Mid Cap Growth Fund, Inc.	Sit Mid Cap Growth Fund, Inc.

Dated: August 28, 2015 - - - - - - - - - - - - - - - -

A signed original of this written statement required by Section 906 has been provided by Sit Mid Cap Growth Fund, Inc. and will be retained by Sit Mid Cap Growth Fund, Inc. and furnished to the SEC or its staff upon request.